UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

SEVERN BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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Severn Bancorp, Inc.

200 Westgate Circle, Suite 200, Annapolis, Maryland 21401

April 10, 2020

To the Stockholders of Severn Bancorp, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Severn Bancorp, Inc. which will be held on Thursday, May 7, 2020, at 9:30 a.m. Eastern Time. Because of the COVID-19 pandemic, this year’s Annual Meeting will be a completely virtual meeting of stockholders, conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/291281126 at the meeting date and time described in the accompanying proxy statement. The password for the meeting is SVBI2020. There is no physical location for the Annual Meeting. We are utilizing the latest technology to provide safe access for our stockholders. Hosting a virtual meeting will enable greater stockholder attendance and participation from any location.

At the Annual Meeting, you will be asked to (i) elect three directors for a three-year term and one director for a two-year term, (ii) ratify the appointment of Yount, Hyde & Barbour, P.C. as independent registered public accounting firm for Severn Bancorp, Inc. for the year ending December 31, 2020, (iii) vote on a non-binding advisory proposal on executive compensation, referred to as “say-on-pay,” (iv) vote on a non-binding, advisory proposal on whether the say-on-pay vote should occur once every year, every two years or every three years, referred to as “say-on-frequency”, and (v) transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors unanimously recommends that you vote (i) FOR the election of three directors for a three-year term and one director for a two year-term, (ii) FOR the ratification of the appointment of Yount, Hyde & Barbour, P.C. as independent registered public accounting firm for Severn Bancorp, Inc. for the year ending December 31, 2020, (iii) FOR the approval of the non-binding advisory proposal concerning our executive compensation, and (iv) FOR the option of once every three years as the preferred frequency with which stockholders are provided an advisory vote on executive compensation. We encourage you to read the accompanying Proxy Statement, which provides information about Severn Bancorp, Inc. and the matters to be considered at the Annual Meeting.

All stockholders and properly appointed proxy holders may attend the Annual Meeting. The Board of Directors has fixed the close of business on March 6, 2020 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on the record date will be entitled to vote electronically at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope. Any proxy given may be revoked by you at any time prior to its exercise.

Sincerely,
/s/Alan J. Hyatt
Alan J. Hyatt
Chairman, President and Chief Executive Officer

SEVERN BANCORP, INC.

200 Westgate Circle, Suite 200

Annapolis, Maryland 21401

(410) 260-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

May 7, 2020

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Severn Bancorp, Inc. which will be held on Thursday, May 7, 2020, at 9:30 a.m. Eastern Time. Because of the COVID-19 pandemic, this year’s Annual Meeting will be a completely virtual meeting of stockholders, conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/291281126 on the meeting date and time described in the accompanying proxy statement. The password for the meeting is SVBI2020. There is no physical location for the Annual Meeting. We are utilizing the latest technology to provide safe access for our stockholders. Hosting a virtual meeting will enable greater stockholder attendance and participation from any location. Details regarding how to participate in the meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying proxy statement.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

1.	To elect David S. Jones, John A. Lamon, III and Konrad M. Wayson to serve as directors for a three-year term and to elect Dale Shields to serve as a director for a two-year term;
2.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as independent registered public accounting firm for Severn Bancorp, Inc. for the year ending December 31, 2020;
3.	To provide a non-binding advisory vote on Severn Bancorp Inc.’s executive compensation, referred to as “say-on-pay”;
4.	To provide a non-binding advisory vote on whether the say-on-pay vote should occur once every year, every two years or every three years, referred to as “say-on-frequency”; and
5.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments of the Annual Meeting.

Except for procedural matters, the Board of Directors is not aware of any other matters that may come before the Annual Meeting and any adjournments of the Annual Meeting.

Stockholders of record at the close of business on March 6, 2020 are entitled to notice of and to vote at the Annual Meeting and at any adjournments of the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 7, 2020

The proxy statement for the Annual Meeting, the form of proxy card, and the Annual Report to Stockholders for the year ended December 31, 2019 are available at www.edocumentview.com/SVBI.

By Order of the Board of Directors
/s/Andrea E. Colender
Andrea E. Colender
Secretary

Annapolis, Maryland

April 10, 2020

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. ANY PROXY GIVEN MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO ITS EXERCISE.

PROXY STATEMENT FOR

SEVERN BANCORP, INC.

200 WESTGATE CIRCLE, SUITE 200

ANNAPOLIS, MARYLAND 21401

(410) 260-2000

This proxy statement contains information about the Annual Meeting of Stockholders of Severn Bancorp, Inc. to be held on Thursday, May 7, 2020, at 9:30 a.m. Eastern Time.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

Severn Bancorp, Inc. (the “Company”) sent you this Proxy Statement and the enclosed proxy card because you were a stockholder of the Company at the close of business on March 6, 2020, the record date for the Annual Meeting (the “Record Date”). The Company’s Board of Directors chose this day as the record date for stockholders entitled to vote at the Annual Meeting. The Board of Directors is soliciting your proxy to be voted at the Annual Meeting.

This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company began sending this Proxy Statement, Notice of Annual Meeting and the enclosed proxy card on or about April 10, 2020 to all stockholders of record on the Record Date. On the Record Date, there were 12,812,976 shares of the Company’s common stock issued and outstanding. The Company’s Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, accompanies this Proxy Statement.

May I attend the Annual Meeting?

All stockholders and properly appointed proxy holders may attend the Annual Meeting. The Board of Directors has fixed the close of business on March 6, 2020 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on the record date will be entitled to vote electronically at the Annual Meeting.

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held. If you are unable to access the virtual meeting and need assistance finding a place to access the Annual Meeting on the internet, please contact our executive offices at (410) 260-2000 during regular business hours prior to Thursday, May 7, 2020.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/291281126. You also will be able to vote your shares online by attending the Annual Meeting by webcast. To participate in the Annual Meeting, you will need to review the information included on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is SVBI2020.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions described in the next question below.

The online meeting will begin promptly at 9:30 a.m. Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement. Whether you plan to attend the Annual Meeting or not, the Company urges you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting.

If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of the four nominees for director;

•	“FOR” ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2020;

•	“FOR” approval of the non-binding advisory vote on the Company’s executive compensation; and

•	“FOR” the option of once every three years as the preferred frequency with which stockholders are provided an advisory vote on executive compensation.

In addition, the proxy card confers authority on the proxy named in the proxy card to vote with respect to:

1.	The election of any person as a director should the nominee be unable to serve or, for good cause, will not serve;

2.	Other proposals for which management did not have notice by March 8, 2020; and

3.	Matters incidental to the conduct of the Annual Meeting.

On these other matters, your proxy will be vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. At the time this Proxy Statement was mailed, the Company knew of no matters that needed to be acted upon at the Annual Meeting, other than those discussed in this Proxy Statement.

If you hold your shares in “street name” through your broker, bank or other nominee, you must vote in accordance with the voting instructions provided by your broker, bank or other nominee.

If you are a participant in the Company’s tax-qualified employee stock ownership plan (“ESOP”) through which you own shares of Company common stock, the trustee of the ESOP votes all the shares held by the ESOP, but each participant may direct the trustee how to vote the shares of Company common stock allocated to his or her plan account. If you own shares through the ESOP and you do not direct the trustee how to vote by April 30, 2020, the ESOP trustee will vote your shares in accordance with the terms of the ESOP.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 4, 2020.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

•	By email - Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
•	By mail:

Computershare

Severn Bancorp, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Why are you holding a virtual meeting instead of a physical meeting?

Because of the COVID-19 pandemic, this year’s Annual Meeting will be a completely virtual meeting of stockholders. We are utilizing the latest technology to provide safe access for our stockholders. Hosting a virtual meeting will enable more of our stockholders to attend and participate, since our stockholders can participate from any location with internet access.

How many votes do I have?

The number of votes you have is dependent on the number of shares of common stock you own. Each share of common stock entitles you to one vote. The proxy card indicates the number of shares of common stock that you own.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if you file with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy. If you are a stockholder whose shares are registered in your name, you may revoke your grant of a proxy at any time before it is voted at the Annual Meeting by:

•	Filing a written revocation of the proxy with the Corporate Secretary; or
•	Submitting another proper proxy with a more recent date than that of the proxy first given by (1) following the telephone voting instructions, (2) following the internet voting instructions or (3)

completing, signing, dating and returning a proxy card to the Corporate Secretary; or
•	Attending the virtual meeting and voting electronically at the Annual Meeting.

If you are a stockholder whose shares are not registered in your name, you may revoke your proxy by contacting your bank, broker or other holder of record for revocation instructions.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the Annual Meeting. Proxies that are marked as abstentions and broker non-votes (described below) will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

What vote is required for each proposal?

The four nominees for director who receive the most votes cast at the Annual Meeting will be elected. Shares voted “withhold authority”, and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

To ratify the selection of the independent registered public accounting firm, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting. Shares voted “abstain” and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

To approve the non-binding, advisory vote on the Company’s executive compensation, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting. Shares voted “abstain” and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

With respect to the “say-on-frequency” proposal, the time period (every year, two years or three years) receiving the affirmative vote of a majority of the votes cast at the Annual Meeting will be the frequency approved by stockholders; however, if one of the time periods presented does not receive a majority of the votes, the Board has determined to treat the time period that receives the greatest number of votes as the time period selected by the stockholders. Abstentions and broker non-votes will have no effect on the results of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

To approve any other matter that may properly come before the Annual Meeting, the proposal generally must receive the affirmative vote of a majority of the votes cast at the Annual Meeting. However, there may be occasions where a greater vote is required by law, or by the Company’s Articles of Incorporation or Bylaws.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker, bank or other nominee can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required. Under New York Stock Exchange rules, brokers are not permitted to vote shares for which they have not received instruction on how to vote on non-routine matters.

If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, your broker, bank or other nominee has discretionary voting authority to vote your shares on the ratification of Yount, Hyde & Barbour, P.C., as the Company’s independent registered public accounting firm, even if the broker, bank or other nominee does not receive voting instructions from you.

Who will bear the costs of solicitation of proxies?

The Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. In addition, the Company may pay for and utilize the services of individuals or companies it does not regularly employ in connection with the solicitation of proxies; however, the Company currently has no such arrangement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 7, 2020

The proxy statement for the Annual Meeting, the form of proxy card, and the Annual Report to Stockholders for the year ended December 31, 2019 are available at www.edocumentview.com/SVBI.

STOCK OWNERSHIP

The following table shows the beneficial ownership of the Company’s common stock as of March 6, 2020, the Record Date, by (i) each director and nominee for director; (ii) the executive officers; and (iii) all directors and executive officers as a group.

The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission (“SEC”) and, accordingly, include securities as to which the person has or shares voting or investment power. Shares of common stock which a person has the right to acquire within 60 days after the Record Date are deemed outstanding for computing the share ownership and percentage ownership of the person having such right, but are not deemed outstanding for computing the percentage of any other person. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

Name of Individual	Amount and Nature of Beneficial Ownership		Percent of Class
Nominees for Director:
David S. Jones	54,675	(1)	*
John A. Lamon, III	81,100	(2)	*
Konrad M. Wayson	66,875	(3)	*
Dale B. Shields	—		*

Directors Continuing in Office:
Alan J. Hyatt **	2,753,534	(4)	21.5%
James H. Johnson, Jr.	4,000	(5)	*
Mary Kathleen Sulick	1,500	(6)	*
Eric M. Keitz**	48,400	(7)	*
Raymond S. Crosby	49,650	(8)	*

Executive Officers Who are not Directors:
Vance W. Adkins	—		*
Erik M. Chick**	1,401	(9)	*
Alan Lancaster	13,400	(10)	*
All directors, nominees for directors and executive officers as a group (12 persons)	3,074,535	(11)	24.0%

___________________________________

*	Less than 1%.
**	Also a named executive officer.
(1)	Includes 2,000 shares owned by Mr. Jones, 17,287 shares Mr. Jones controls as custodian for his children, 27,699 shares owned by Southern Drywell, Inc., of which Mr. Jones has a 50% interest as a co-owner and 4,089 shares owned by a trust that Mr. Jones controls as a co-trustee and beneficiary. Also included are 3,600 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(2)	Includes 77,500 shares owned by Mr. Lamon and his wife. Also included are 3,600 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(3)	Includes 65,675 shares owned by Mr. Wayson. Also included are 1,200 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(4)	Includes 129,269 shares owned by Mr. Alan Hyatt, 1,376,564 shares owned by Mr. Alan Hyatt and his wife, 145,143 shares allocated to Mr. Alan Hyatt as a participant in the ESOP, 48,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date, 7,738 shares owned by Mr. Hyatt’s wife, 12,250 shares held by a company of which Mr. Alan Hyatt is the general partner, 47,380 shares held by the ESOP, for which Mr. Alan Hyatt is a co-trustee, which were not allocated to the accounts of participants as of the Record Date, and 987,190 shares held by an estate for which Mr. Hyatt is co-personal representatives with Mrs. Jo Ann Hyatt Modlin.
(5)	Includes 1,200 shares owned by Dr. Johnson and his wife. Also included are 2,800 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(6)	Includes 1,500 shares owned by Ms. Sulick.
(7)	Includes 36,000 shares owned by Mr. Keitz and 12,400 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(8)	Includes 46,050 shares owned by Mr. Crosby and his wife. Also included are 3,600 shares issuable upon exercise of options exercisable within 60 days of the Record Date.
(9)	Includes 1,171 shares owned by Mr. Chick and 236 shares allocated to Mr. Chick as a participant in the ESOP.
(10)	Includes 12,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date and 1,400 shares allocated to Mr. Lancaster as a participant in the ESOP.
(11)	Includes, among the other shares described above, a total of 146,779 shares allocated to the executive officers as participants in the ESOP, 47,380 shares held by the ESOP, for which a director and an executive officer act as co- trustees, which shares were not allocated as of the Record Date, and a total of 87,200 shares issuable upon exercise of options exercisable within 60 days of the Record Date.

The following table presents information regarding the beneficial ownership of common stock as of March 6, 2020 by each person known to be the beneficial owner of more than 5% of the outstanding common stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Alan J. Hyatt (1) Sharon G. Hyatt Estate of Frances G. Hyatt 200 Westgate Circle, Suite 200 Annapolis, Maryland 21401	2,753,534	21.5%

Jo Ann Hyatt Modlin (2) Estate of Frances G. Hyatt 200 Westgate Circle, Suite 200 Annapolis, Maryland 21401	1,079,121	8.4%

EJF Capital LLC (3) Emanuel J. Friedman EJF Sidecar Fund, Series LLC – Series E 2107 Wilson Boulevard, Suite 410 Arlington, VA 22201	1,000,000	7.8%

(1)	Includes 129,269 shares owned by Mr. Alan Hyatt, 1,376,564 shares owned by Mr. Alan Hyatt and his wife, 145,143 shares allocated to Mr. Alan Hyatt as a participant in the ESOP, 48,000 shares issuable upon exercise of options exercisable within 60 days of the Record Date, 7,738 shares owned by Mrs. Hyatt, 12,250 shares held by a company of which Mr. Alan Hyatt is the general partner, 47,380 shares held by the ESOP, for which Mr. Alan Hyatt is a co-trustee, which were not allocated to the accounts of participants as of the Record Date, and 987,190 shares held by an estate for which Mr. Hyatt is co-personal representatives with Mrs. Jo Ann Hyatt Modlin.
(2)	Includes 987,190 shares held by the estate of Frances G. Hyatt for which Mrs. Modlin is co-personal representatives with Mr. Alan Hyatt, 90,714 shares owned by Mrs. Modlin and her husband, and 1,217 shares of common stock allocated to Mrs. Modlin as an inactive participant in the ESOP.
(3)	Other than percent of class, this information is based solely upon information as of December 31, 2019 contained in a Schedule 13G/A filed by EJF Capital LLC, Emanuel J. Friedman and EJF Sidecar Fund, Series LLC-Series E with the Securities and Exchange Commission on February 14, 2020 relating to the beneficial ownership of the Company’s common stock by EJF Capital LLC, Emanuel J. Friedman and EJF Sidecar Fund, Series LLC-Series E. EJF Capital LLC, Emanuel J. Friedman and EJF Sidecar Fund, Series LLC-Series E have shared voting power and shared dispositive power with respect to 1,000,000 shares and no sole voting power or sole dispositive power with respect to any shares.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1:    Election of Directors

General. The Company’s bylaws provide that the Board of Directors shall consist of from seven to eleven directors. The Board of Directors currently consists of eight members divided into three classes. Following the Annual Meeting, the Board size will be increased to nine members. Generally, the members of each class are elected for a term of three years and one class is elected annually. The Board has nominated David S. Jones, John A. Lamon, III and Konrad M. Wayson to serve as directors for a three-year term and Dale B. Shields to serve as a director for a two-year term.

Nominees for Election. The Board of Directors has nominated the persons named below, and with the exception of Dale B. Shields, are present members of the Board of Directors of the Company, for election as directors of the Company to serve for the terms listed below and until their successors are elected and qualified:

Nominees for terms that will expire at the 2023 annual meeting of stockholders:

David S. Jones. David S. Jones, 60, has been a director of the Company since 2012 and a director of the Bank since 2011. In 1983 Mr. Jones cofounded Southern Drywell, Inc., a septic system contractor, and serves as its President. Mr. Jones also cofounded Jones of Annapolis, Inc., a demolition and excavation contractor, in 1980 and serves as the Secretary/Treasurer. Both companies are located in Annapolis. He has developed, owned and leased commercial and residential real estate throughout Anne Arundel County since 1985. Mr. Jones’ many years of business experience is important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

John A. Lamon, III. John A. Lamon, III, 62, has been a director of the Company since 2009 and a director of the Bank since 2008. Mr. Lamon has been a Senior Account Executive with G&G Outfitters, Inc. since 2000, a promotional products and marketing company that focuses on branded merchandise. Prior to that, Mr. Lamon was President and Owner of John A. Lamon & Associates, a promotional and marketing company. Mr. Lamon was with the company for 20 years before selling the business to G&G Outfitters, Inc. Mr. Lamon received his Bachelor’s degree from the University of Maryland, where he was a two-time All American lacrosse player. Mr. Lamon has received the Willis Bilderback Volunteer Award and the Willie Gateau Youth Services Award. He has served on various boards including St. Mary’s School, the Annapolis Touchdown Club, St. Mary’s Royal Blue Club and the University of Maryland M Club. Mr. Lamon is currently Chairman of the Compensation Committee and a member of the Audit and Examining Committee and the Corporate Governance Committee. Mr. Lamon’s business and marketing experience is important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

Konrad M. Wayson. Konrad M. Wayson, 58, has been a director of the Company since 2009 and a director of the Bank since 2008. Mr. Wayson has served as Secretary and Treasurer of Hopkins & Wayson, Inc., a general contractor servicing Maryland, Washington DC and Virginia, since 1984. He has been a Partner of Wayson Landholdings since its start in 1996 and has been serving as its managing partner since 2007. He currently serves as chairman for the Anne Arundel County Public Schools Ethics Panel. He also served as Chief Financial Officer of Childs Landscaping from 1997 until 2004 when the company was sold. Mr. Wayson has served on the Anne Arundel Medical Foundation Board, the Anne Arundel Economic Development Corporation Board and the Anne Arundel School Board. Mr. Wayson is currently a member of the Audit and Examining Committee and the Compensation Committee. As a Treasurer and Businessman, Mr. Wayson brings strong financial skills important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

Nominee for term that will expire at the 2022 annual meeting of stockholders:

Dale B. Shields. Dale Shields, 43, has been a director of the Bank since 2019 and is a nominee for election as a director of the Company for 2020. Mr. Shields is the Managing Member of Shields Properties, LLC since 2010 which focuses on commercial and residential real estate in Maryland, Delaware, and Florida. Over the course of his career Mr. Shields has been responsible for the development of over 1,000 units of residential housing in Florida, Virginia, Maryland, and Delaware. Mr. Shields received a Bachelor of Science focusing on biochemistry, microbiology, and economics from Boston University. He is also a graduate of American University’s Washington College of Law and barred in the State of Maryland. Mr. Shields received an MBA with a concentration in Real Estate Finance from the Kenan Flagler School of Business at the University of North Carolina where he co-founded the first student run Real Estate Investment fund in America. Mr. Shields lives in Edgewater with his wife and three sons and spends his free time coaching youth basketball. Mr. Shields brings strong financial skills important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

Directors continuing in office whose terms will expire at the 2021 annual meeting of stockholders are:

Alan J. Hyatt. Alan J. Hyatt, 65, has been Chairman of the Board and President of the Bank since 1982, having previously served as an officer and director since 1978. He has also served as the Chairman of the Board and President of the Company since 1990. Mr. Hyatt has been a Partner in the law firm of Hyatt & Weber, P.A., in Annapolis, Maryland, since 1978, and is also a Real Estate Broker with Hyatt Commercial, a subsidiary of the Bank, also in Annapolis, Maryland. Mr. Hyatt serves on the Board of Trustees of the Anne Arundel Health System Inc., and the Anne Arundel County Pension Trustee Board. He formerly was the Chairman of the Board of the Anne Arundel Community College Foundation, Inc. Mr. Hyatt currently spends the majority of his professional time on the affairs of the Bank and the Company, and the balance on his law practice. As an attorney and businessman, Mr. Hyatt brings strong legal and financial skills important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

James H. Johnson, Jr. James H. Johnson, Jr., 72, has been a director of the Company since 2012 and a director of the Bank since 2011. Recently he has served as a Visiting Professor of Civil Engineering at Morgan State University and Interim President of Baltimore City Community College. For the period April 2012 through December 2017, Dr. Johnson served as the Director of the U.S. EPA's Center for Environmental Research. He is Professor Emeritus of Civil Engineering and former Dean of the College of Engineering, Architecture and Computer Sciences at Howard University. Dr. Johnson received his B.Sc. from Howard University, M.Sc. from the University of Illinois and Ph.D. from the University of Delaware. He is a Registered Professional Engineer in the District of Columbia. Dr. Johnson also serves as a member of the Anne Arundel Community College (MD) Board of Trustees. Previous board and committee activities include past Chair of U.S. EPA Board of Scientific Counselors, past Chair of the U.S. EPA National Advisory Council for Environmental Policy and Technology, and member of the National Research Council’s (NRC) Division of Earth and Life Studies oversight committee, U.S. EPA Science Advisory Board, the NRC Boards on Radioactive Waste Management and Environmental Studies and Toxicology, and the American Society of Civil Engineering Foundation Board. Dr. Johnson is currently the Chair of the Corporate Governance Committee, a member of the Risk Committee and a director for the Mid-Maryland Title Company. Dr. Johnson’s many years of education and government experience is important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

Mary Kathleen Sulick. Mary Kathleen Sulick, 68, has been a director of the Company since 2012 and a director of the Bank since 2011. Ms. Sulick has been a Certified Public Accountant since 1989 and received the Personal Financial Specialist Certification from the AICPA in 2008. Ms. Sulick joined HeimLantz Financial Advisors in 2002, after leaving her position as Finance Director of the City of Annapolis. She became a Partner of the firm in 2009. A native of Annapolis, Ms. Sulick graduated Magna Cum Laude from Christopher Newport University in Newport News, Virginia with a Bachelor of Science degree in Accounting in 1981. She went on to further her education through graduate work in Finance at the University of Maryland. Ms. Sulick has over 35 years of experience in accounting and she began her accounting and finance career with the Maryland General Assembly in 1983. A 1998 graduate of Leadership Anne Arundel, Ms. Sulick is active in many community and professional organizations. Currently she serves on the City of Annapolis Police and Fire Retirement Plan Committee and Anne Arundel County Pension Trustee Board. She also is an active member of the Annapolis Rotary Club. Her professional organization memberships include the American Institute of Certified Public Accountants (AICPA), Personal Financial Planning Division and the Financial Planning Association. As a Certified Public Accountant, Ms. Sulick is currently Chairperson of the Audit and Examining Committee where she serves as the Company’s audit committee financial expert. Ms. Sulick also serves on the Risk Committee. Ms. Sulick brings strong accounting and financial skills important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

Directors continuing in office whose terms will expire at the 2022 annual meeting of stockholders are:

Raymond S. Crosby. Raymond Crosby, 57, has been a director of the Company since 2012 and a director of the Bank since 2011. Mr. Crosby is President of Crosby Marketing Communications, a nationally-recognized advertising, public relations and digital marketing firm with headquarters in Annapolis and offices in Washington, DC since 1985. Mr. Crosby leads a team of 85 professionals in developing integrated marketing programs for health care organizations, federal agencies, advocacy groups and leading corporations. He provides high level strategic counsel to clients and handles new business development, financial oversight and industry involvement on behalf of the firm. He serves on the Council of Governors for the American Association of Advertising Agencies and is a former Chairman of the Anne Arundel County Chamber of Commerce. Mr. Crosby is a lifelong Annapolitan and graduated from the University of North Carolina at Chapel Hill. Mr. Crosby is currently a member of the Compensation Committee and Audit Committee. Mr. Crosby’s 30+ years of business experience is important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

Eric M. Keitz. Eric M. Keitz, 59, joined Severn Bancorp, Inc. as Chief Operating Officer in 2017 and left that position at the end of 2019. Prior to joining the Bank, Mr. Keitz was a practicing Certified Public Accountant with extensive experience in auditing, corporate and partnership taxation, and SEC reporting. Mr. Keitz has been a member of the Severn Bank Board since 2009 and a member of the Severn Bancorp Board since 2010. He previously served as Chairman of the Auditing and Examining Committee and as a member of the Governance, Compensation, and Regulatory Compliance/Risk Committees. He currently serves on several non-profit boards in Anne Arundel County and is a member of the Audit Committee of the Annapolis Yacht Club. Mr. Keitz’s many years of business experience is important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

Executive Officers who are not Directors

Vance W. Adkins. Vance W. Adkins, 39, joined the Company as Executive Vice President and Chief Financial Officer in 2019. He has over 15 years of experience in the financial services industry. Previously, he was Chief Financial Officer with HomeTown Bank in Roanoke, Virginia from 2010 to 2019. He has also served as Senior Risk Officer with HomeTown Bank. Prior to working for HomeTown Bank he was an audit supervisor for Yount, Hyde & Barbour, P.C. where he managed engagements across over 40 public and private financial institutions. Mr. Adkins received both his Bachelor of Science in Accounting and his Masters of Science, Accounting & Information Systems from Virginia Polytechnic Institute and State University. He is a Certified Public Accountant (CPA) and Chartered Global Management Accountant (CGMA).

Erik M. Chick. Erik M. Chick, 47, joined the Company as Executive Vice President and Chief Lending Officer in 2019. He has over 20 years of experience with lending in the financial services industry. Previously, he served as Senior Vice President and Commercial Relationship Manager with Severn Bank since 2016. Prior to joining Severn Bank he worked with various commercial banks including Howard Bank and Bank of Annapolis. Mr. Chick received his B.S. degree from Johns Hopkins University.

Alan Lancaster. Alan Lancaster, 64, joined the Company as Executive Vice President and Chief Credit Officer in 2019. He has over 35 years of experience with lending in the financial services industry. Previously, he served as Senior Vice President and Chief Credit Officer with Severn Bank since 2012. Prior to joining Severn Bank he worked with various commercial banks including Sandy Spring Bank, M&T/Provident Bank, and First Horizon National Corporation. Mr. Lancaster received his B.A. degree from University of Richmond and Master of Business Administration degree from William & Mary.

The Board of Directors and Committees. The Company’s Board of Directors generally meets on a monthly basis, or as needed. During the year ended December 31, 2019, the Company’s Board of Directors met twelve times. No director attended fewer than 75% in the aggregate of (a) the total number of Board meetings held while the director was a member during the year ended December 31, 2019 and (b) the total number of meetings held by committees on which the director served during the year ended December 31, 2019.

The Board of Directors has a standing Corporate Governance Committee, Nominating Committee, Compensation Committee and Audit and Examining Committee.

Attendance of Directors at Annual Meeting. It is the policy of the Board of Directors to encourage directors to attend each annual meeting of stockholders. Such attendance allows for direct interaction between stockholders and members of the Board of Directors. Eight of the directors attended the 2019 Annual Meeting of Stockholders.

Director Independence. The Board of Directors examines the independence of the Company’s directors on an annual basis in both fact and appearance to promote arms-length oversight. Based upon the definition of an “independent director” under the Nasdaq Listing Rules, the Board of Directors has determined that the Company has a majority of “independent” directors that comprise its Board as required by the corporate governance rules of Nasdaq. Independent directors consist of: Raymond S. Crosby, James H. Johnson, Jr., David S. Jones, John A. Lamon III, Mary Kathleen Sulick, and Konrad Wayson. The Board determined that these individuals are independent because they are not executive officers or employees of the Company and otherwise satisfy all of the Nasdaq independence requirements and, in the opinion of the Board of Directors, are not individuals having a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, director nominee Dale B. Shields is considered independent. As employees or former employees within the last three years of the Bank, Alan J. Hyatt and Eric M. Keitz are not considered independent. In considering independence for directors, there were no transactions considered that were not required to be disclosed under “Certain Transactions with Related Parties” below.

Board Leadership Structure. The Board of Directors believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Board believes this provides an efficient and effective leadership model for the Company. The Board believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. In addition, this structure facilitates the flow of information between management and the Board. To assure effective independent oversight, and because the Company does not have a lead independent director, the Board has adopted a number of governance practices, including:

•	A strong, independent director role;

•	Regular executive sessions of the independent directors; and

•	Annual performance evaluations of the Chairman and Chief Executive Officer by the independent directors.

The Board believes that the combined role of Chairman and Chief Executive Officer is in the best interest of stockholders because it provides the appropriate balance between strategic development and oversight of management.

Risk Oversight. The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board reviews monthly information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit and Examining Committee oversees management of financial risks. The Nominating Committee and Corporate Governance Committee each manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

The Board of Directors, together with the Audit and Examining, Corporate Governance and Compensation Committees of the Board, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. These committees report regularly to the entire Board of Directors on risk-related matters and provide the Board of Directors with integrated insight about the Company’s management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational and reputational risks. While the Company has not developed an enterprise-wide risk statement, the Board of Directors believes that sound credit underwriting to manage credit risk and a conservative investment portfolio to manage liquidity and interest rate risk contribute significantly to an effective oversight of the Company’s risk.

At meetings of the Board of Directors and its committees, directors receive regular updates from management regarding risk management. Outside of formal meetings, the Board, its committees and individual Board members have regular access to senior executives, including the Chief Executive Officer, Chief Financial Officer, Chief Credit Officer, and Chief Lending Officer.

Risk Committee

The Company’s Risk Committee is comprised of at least three members, each appointed by the Board of Directors, and is responsible for risk governance and oversight of the enterprise-wide risk management system. The Risk Committee consists of: Konrad Wayson, Chairman, John A. Lamon III, Mary Kathleen Sulick, and James H. Johnson, Jr. The Risk Committee met four times in 2019. The Risk Committee, in addition to setting risk related policies, is responsible for monitoring the Company’s risk profile and obtaining reasonable assurance from management that all known and emerging risks have been identified and are being mitigated and/or managed. The Risk Committee’s responsibilities are described in a written charter that was adopted by the Board of Directors, a copy of which is available on the Company’s website www.severnbank.com.

Corporate Governance Committee

The Company’s Corporate Governance Committee is comprised of at least three members, each appointed by the Board of Directors, and is responsible for developing corporate governance policies for the Company. The Corporate Governance Committee consists of: James H. Johnson, Jr., Chairman, David Jones, and John A. Lamon III. The Board has determined that each of the members of the Corporate Governance Committee is independent under the Nasdaq Listing Rules. The Corporate Governance Committee met four times in 2019. The Corporate Governance Committee, in addition to setting corporate governance policies of the Company, is responsible for establishing criteria for selecting new directors, and identifying, screening and recruiting new directors. In addition, the Corporate Governance Committee will select members for the various Board of Director committees, determine director and committee member compensation, and may consider the institution of a process for stockholders to submit recommendations of director candidates. The Corporate Governance Committee’s responsibilities are described in a written charter that was adopted by the Board of Directors, a copy of which is available on the Company’s website www.severnbank.com.

Nominating Committee

The Company’s Nominating Committee consists of the full Board of Directors, however, only the independent directors may vote on approval of nominations. There is no written charter. The Board has determined that the following directors are independent as defined under the Nasdaq Listing Rules: Raymond S. Crosby, James H. Johnson, Jr., David S. Jones, John A. Lamon III, Mary Kathleen Sulick, and Konrad Wayson. Alan J. Hyatt and Eric M. Keitz are not independent as defined under the Nasdaq Listing Rules. While the Nominating Committee will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders for nominees nor established any procedures for this purpose, other than the procedures contained in the Bylaws concerning nominations of candidates by stockholders. The Company currently has no written policy in effect regarding the nomination of candidates to the Company’s Board. The Company has traditionally relied upon its Board of Directors acting as the Company’s Nominating Committee to consider candidates. When the Board of Directors considers candidates they are referred to the Company’s Governance Committee for consideration. The Company’s Bylaws provide that if a stockholder wishes to submit nominations for directors, it should be done in writing and sent to the Secretary of the Company at least 60 days prior to the Annual Meeting of Stockholders. The Company’s Board, in its capacity as the Nominating Committee, met once during 2019. This year’s nominees were approved by the full Board following the recommendation by the independent directors after evaluating each nominee’s general business acumen and knowledge of the Company and its business activities and prior service on the Company’s board. The Nominating Committee is seeking Board membership that reflects diversity in its broadest sense, including persons diverse in professional backgrounds, gender and ethnicity. The Board’s process for identifying and evaluating director nominees relates to the general business acumen and knowledge of the Company and its business activities. Board membership longevity is also evaluated when considering the nomination of current Board members. There was no third party paid to identify or assist in finding candidates for the Board of Directors.

Compensation Committee

The Company has no compensation committee because the Company does not pay its employees. The executive officers of the Company are paid by the Bank. The Bank has a Compensation Committee, the primary functions of which are for the committee to determine the compensation of the Company’s executive officers and to administer, and approve awards under, the Company’s equity compensation plans. The role of the Compensation Committee is described in greater detail under the section entitled “Executive and Director Compensation - Background.” The Compensation Committee currently consists of: John A. Lamon, III, Chairman, Raymond S. Crosby, and Konrad M. Wayson. The Board has determined that each of the members of the Bank’s Compensation Committee is independent under the Nasdaq Listing Rules. The Compensation Committee met seven times in 2019.

Scope of Authority of the Compensation Committee. The scope of the Compensation Committee’s authority and responsibilities is set forth in its written charter, a copy of which is available on the Company’s website www.severnbank.com. The chairperson, in consultation with other members of the Committee, sets the agenda of each meeting. As provided under the Committee’s charter, the Committee may delegate its authority to special subcommittees as the Committee deems appropriate, consistent with applicable law and the Nasdaq Listing Rules.

The Role of Management in Determining or Recommending Executive Compensation. As part of the review process, each executive officer is independently interviewed by the Compensation Committee, and provides input into the performance of the Company and the Bank and an annual self-assessment of his performance purely in an informational and advisory capacity. However, no executive officer participates in the Compensation Committee’s deliberations or decisions, and has no role in determining his own compensation.

Role of Compensation Consultants in Determining or Recommending Executive Compensation. Under its charter, the Compensation Committee has authority to retain, at the Company’s expense, such counsel, consultants, experts and other professionals as it deems necessary. In 2019, the Compensation Committee engaged ChaseCompGroup, LLC (“Chase”) as a consultant to assist the Compensation Committee in developing compensation guidelines. The Compensation Committee considered Chase’s recommendations for compensation and bonus arrangements for executive officers in 2019 and also analyzed practices by a “peer group” defined by Chase in making its recommendations. Chase also provided recommendations on the change in control agreements that were adopted at the end of 2019 for the Named Executive Officers and other executive officers. The Compensation Committee intends to use Chase’s recommendations to develop an Annual Incentive Program for 2020 which would have both a stock and a cash component for future executive compensation.

Audit and Examining Committee

The Company’s Audit and Examining Committee is comprised of at least three members, each of whom is appointed by the Board of Directors, and is responsible for overseeing the accounting and financial reporting process of the Company, and the audit of the financial statements of the Company. In addition, the Committee prepares an audit committee report as required by SEC rules to be included in the Company’s annual proxy statement. The Audit and Examining Committee consists of: Mary Kathleen Sulick, Chairperson, Raymond S. Crosby, John A Lamon, III, and Konrad M. Wayson. The Board has determined that each of the Audit and Examining Committee members is independent under the Nasdaq Listing Rules and applicable SEC rules. The Audit and Examining Committee’s responsibilities are described in a written charter that was adopted by the Board of Directors, a copy of which is available on the Company’s website www.severnbank.com. The Board has determined that Mary Kathleen Sulick is an “audit committee financial expert,” as such term is defined by applicable SEC rules. The Audit and Examining Committee met six times in 2019.

Audit and Examining Committee Report

The Audit and Examining Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2019, with the Company’s management. The Audit and Examining Committee has discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit and Examining Committee has received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Examining Committee concerning independence, and has discussed with BDO USA, LLP the independence of BDO USA LLP. Based on the review and discussions described in this paragraph, the Audit and Examining Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2019 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Audit and Examining Committee Members:

Mary Kathleen Sulick, Chairperson

Raymond S. Crosby

John A. Lamon III

Konrad M. Wayson

The information contained in this Audit and Examining Committee Report is not “soliciting material” and has not been “filed” with the Securities and Exchange Commission. This Audit and Examining Committee Report will not be incorporated by reference into any of the Company’s future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company may specifically incorporate it by reference into a future filing.

Recommendation: The Board recommends a vote “FOR” the nominees for director.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

On April 2, 2020, the Company dismissed BDO USA, LLP (“BDO”) as the Company’s principal accountants. This decision was approved by the Company’s Audit and Examining Committee.

The audit reports of BDO on the Company’s consolidated financial statements as of and for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that BDO issued an adverse audit report on the effectiveness of the Company's internal control over financial reporting in its Report of Independent Registered Public Accounting Firm as of December 31, 2018 due to material weaknesses in the Company’s internal control over financial reporting as of December 31, 2018 as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on April 18, 2019.

During the years ended December 31, 2019 and 2018 and the subsequent interim period through April 2, 2020, there were no: (1) disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its audit reports, or (2) reportable events under Item 304(a)(1)(v) of SEC Regulation S-K.

On April 2, 2020, the Audit and Examining Committee of the Company engaged Yount, Hyde & Barbour, P.C. (“YHB”) as the Company’s new principal accountants for the year ending December 31, 2020. During the years ended December 31, 2019 and 2018 and the subsequent interim period prior to engaging YHB, the Company did not consult with YHB regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that YHB concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement or a reportable event, each as defined in Regulation S-K Item 304(a)(1)(v), respectively.

Although action by the stockholders on this matter is not required, the Audit and Examining Committee believes it is appropriate to seek stockholder ratification of the appointment of the independent registered public accounting firm to provide a forum for stockholders to express their views with regard to the Audit and Examining Committee’s appointment. If the stockholders do not ratify the selection of the independent registered public accounting firm, the Audit and Examining Committee will reconsider the appointment, but is not required to change its selection. However, even if stockholders ratify the selection, the Audit and Examining Committee may still appoint a new independent registered public accounting firm at any time during the year if it believes that a change would be in the best interests of the Company and its stockholders.

BDO was the Company’s independent registered public accounting firm for 2019 and 2018. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting, available to respond to your appropriate questions and able to make such statements as they desire.

Audit Fees. The aggregate fees billed by BDO for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2019 and December 31, 2018 and the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2019 and 2018 totaled $329,751 and $390,546 respectively.

Audit-Related Fees. The aggregate fees billed by BDO for professional services rendered for audit-related services that are not disclosed in the paragraph captioned “Audit Fees” above, for the years ended December 31, 2019 and December 31, 2018 totaled $23,500 and $12,207, respectively. These services related to the audit of the Company’s benefit plans.

Tax Fees. The aggregate fees billed by BDO for professional services rendered for tax compliance, tax advice and tax planning for the years ended December 31, 2019 and December 31, 2018 totaled $37,042 and $35,320, respectively.

All Other Fees. There were no fees billed by BDO for professional services rendered for products and services, other than the services described in the paragraphs above, for the years ended December 31, 2019 and December 31, 2018.

Policy on Audit and Examining Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

Among its other duties, the Audit and Examining Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit and Examining Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit and Examining Committee is requested. The Audit and Examining Committee reviews these requests and advises management if the Audit and Examining Committee approves the engagement of the independent registered public accounting firm. Pursuant to its pre-approval policies and procedures, the Audit and Examining Committee approved all of the foregoing audit and permissible non-audit services provided by BDO in 2019 and 2018.

The Audit and Examining Committee reviews summaries of the services provided by BDO and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of BDO.

Recommendation: The Board of Directors recommends a vote “FOR” the ratification of the selection of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

Proposal 3: Non-Binding Advisory Vote on Executive Compensation (“Say-on-Pay”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that we provide our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of executive officers named in the Summary Compensation Table who are referred to as the “named executive officers”, in accordance with applicable SEC rules, referred to as “say-on-pay.”

As a stockholder, you are being provided with the opportunity to provide an advisory vote on the Company's executive compensation as disclosed in this proxy statement through the following resolution:

"RESOLVED, that the stockholders approve the compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the compensation tables and narrative discussion) in the Company's proxy statement for the 2020 annual meeting of stockholders."

Because the vote is advisory, it will not be binding upon the Board of Directors, will not overrule any decision made by the Board of Directors, and will not create or imply any additional fiduciary duty on the Board of Directors. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation decisions.

The Board of Directors believes that the Company's executive compensation program is reasonable in comparison both to similarly sized companies in the industry and to the performance of the Company during 2019. We also believe that the Company's compensation program strongly aligns the interests of the executives with the interests of the Company's stockholders in the creation of long-term value of the Company as well as the components that drive long-term value.

Recommendation: The Board recommends a vote “FOR” approval of a non-binding advisory vote with respect to the compensation paid to the Company’s named executive officers.

Proposal 4: Non-Binding, Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation (“Say-on-Frequency”)

The Dodd-Frank Act also requires that public companies provide stockholders with the opportunity to vote, at least once every six years, on a non-binding, advisory basis, for their preference as to how frequently the company should conduct an advisory say-on-pay vote, referred to as “say-on-frequency.”

By voting with respect to this Proposal 4, stockholders may indicate whether they would prefer that the Company conduct future advisory votes on executive compensation once every year, every two years or every three years. Stockholders, if they wish, also may abstain from casting a vote on this proposal.

After careful consideration, the Board has determined that an advisory vote on executive compensation once every three years is the best approach for the Company, and therefore the Board recommends that you vote for a three-year interval for the advisory vote on executive compensation.

The Board of Directors recognizes the importance of stockholder input on executive compensation and has determined that a say-on-pay vote every three years will provide stockholders with adequate input. The Board believes that a three-year vote cycle gives the Board sufficient time to thoughtfully consider the results of the advisory vote and implement any desired changes to our executive compensation policies and procedures, and will provide investors sufficient time to evaluate the effectiveness of the Company’s executive compensation program as it relates to the business outcomes of the Company. Finally, the three-year interval will avoid the additional administrative burden on the Company of engaging in annual votes on executive compensation. Any stockholder who desires to provide input before the expiration of three years is welcome to contact the Board.

The frequency vote is non-binding. Stockholder approval of a one, two, or three-year frequency vote will not require the Company to implement an advisory vote on executive compensation every one, two, or three years. The final decision on the frequency of the advisory vote on executive compensation remains with the Board and/or its committees. Although the frequency vote is non-binding, the Board and the Compensation Committee will consider the outcome of the frequency vote when making future decisions regarding the frequency of future say-on-pay votes.

The proxy card provides stockholders with four choices (every year, every two years, every three years, or abstain). The time period receiving the affirmative vote of a majority of the votes cast at the Annual Meeting will be the frequency approved by stockholders; however, if one of the time periods presented does not receive a majority of the votes, the Board has determined to treat the time period that receives the greatest number of votes as the time period selected by the stockholders. Stockholders are not voting to approve or disapprove the Board’s recommendation. Proxies submitted without direction pursuant to this solicitation will be voted to hold a say-on-pay vote every three years.

.

Recommendation: The Board recommends a vote “FOR” the option of once every three years as the preferred frequency with which stockholders are provided an advisory vote on executive compensation.

EXECUTIVE AND DIRECTOR COMPENSATION

Background

Because the Company does not pay its employees, compensation decisions are made by the Compensation Committee of the Bank’s Board of Directors. The Compensation Committee currently consists of: John A. Lamon III, Chairman, Raymond S. Crosby, and Konrad M. Wayson. Each of the members of the Bank’s Compensation Committee is independent under the Nasdaq Listing Rules as currently in effect.

The Compensation Committee operates under a written charter adopted by the Company’s Board of Directors. The responsibilities of the Committee include:

•	formulating, evaluating and approving the compensation of the Company’s executive officers; and

•	overseeing all compensation programs involving the issuance of the Company’s stock and other equity securities of the Company.

Objectives of the Compensation Program

The primary objectives of the Compensation Committee with respect to executive compensation are:

•	To attract and retain the best possible executive talent;
•	To tie annual and long-term cash and stock incentives to achievement of corporate and individual performance objectives; and
•	To align executives’ incentives with stockholder value creation.

To achieve these objectives, the Compensation Committee has implemented and maintains compensation plans that tie a portion of an executive’s overall compensation to the financial performance of the Company. Overall, the total compensation opportunity is intended to create an executive compensation program that is set at the median competitive levels of comparable publicly traded financial institutions. This is based upon an annual informal survey of similar sized companies established by the Compensation Committee.

Annually, the Bank’s Compensation Committee evaluates profiles of comparable financial institutions to assure that the compensation to the Company’s executive officers is comparable to similarly sized financial institutions in the industry. Other factors used by the Compensation Committee in determining compensation for the executive officers include an assessment of the overall financial condition of the Company and the Bank, including an analysis of our asset quality, interest rate risk exposure, capital position, net income and consistency of earnings. Our return on average assets and return on equity are considered and compared to our peer group. In addition, the Compensation Committee interviews each executive officer individually and collectively to evaluate performance of the Company and the individual executive officers. This input is used to determine the total compensation package for each executive officer, and the allocation between the different components within the compensation package. The complexity of the activities of the executive officers are considered, and intangible items are considered such as the reputation and general standing of the Bank within the community and the likelihood of continuing successful and profitable results.

Say-on-Pay Vote

At the 2017 annual meeting, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders approved the compensation of our named executive officers at the 2017 annual meeting, with an overwhelming majority of stockholder votes that were cast in favor of our say-on-pay resolution. As we evaluated our compensation practices, we were aware of the strong support our stockholders expressed for our pay for performance compensation philosophy. As a result, following our annual review of our executive compensation philosophy, the Compensation Committee decided to retain our general approach to executive compensation. We believe our executive compensation program for 2020 advances our goals of recruitment and retention, promotes both short-term and long-term performance of our executive officers and aligns executives’ incentives with stockholder value creation.

Our Board has adopted a policy of holding say-on-pay votes every three years until changed by the advisory vote of stockholders at the next say-on-frequency vote. We are holding both a say-on-pay vote and a say-on-frequency vote this year. The next say-on-frequency vote will occur no later than our 2026 annual meeting.

Compensation Components

Compensation consists of the following components:

Base Salary. Base salaries are used to attract and retain employees by providing a portion of compensation that is not considered “at risk.” Base salaries are designed to reward the performance of our executive officers in the daily fulfillment of their responsibilities to the Company. Base salaries for our executives are established based on the scope of their responsibilities and historical compensation levels, taking into account competitive market compensation paid by other companies for similar positions. Generally, the Company believes that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with the Company’s compensation philosophy. Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Annual Bonus. The purpose of the annual bonus program is to align the interests of executive officers with Company stockholders by motivating executive officers to achieve superior annual financial and annual operational performance. The Company’s annual bonus plan for its executives provides for a discretionary cash bonus, dependent upon the level of achievement of corporate and personal goals. In addition, the discretionary bonus for the executive officers named in the proxy statement is determined based on the Company’s performance compared to budgets and projections. The Board of Directors establishes specific financial and operational goals for the Company at the beginning of each year and annual discretionary bonus funding is in part related to achievement of these annual goals. The Compensation Committee approves any bonus for the Chief Executive Officer and for each other named executive officer. The Compensation Committee retains the right to award discretionary bonuses.

Long-Term Incentive Program. The Compensation Committee believes that long-term performance is achieved through an ownership culture that encourages long-term performance by the Company’s executive officers through the use of stock-based awards. In connection with this, the Board of Directors adopted the Severn Bancorp, Inc. 2019 Equity Incentive Plan (the “2019 Plan”), which was ratified by our stockholders at the 2019 annual meeting. The purpose of the 2019 Plan is to enable the Company to (i) promote the long-term retention of key employees; (ii) further reward key employees, directors and other persons for their contributions to the Company’s growth and expansion; (iii) provide additional incentive to key employees, directors and other persons to continue to make similar contributions in the future; and (iv) further align the interests of key employees, directors and other persons with those of the Company’s stockholders. These purposes will be achieved by granting to such employees, directors and other persons, in accordance with the 2019 Plan, options, stock appreciation rights, restricted stock or unrestricted stock, deferred stock, restricted stock units or performance awards (collectively the “Awards”), for shares of the Company’s common stock. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility, and to provide additional incentives to the Company’s directors and key employees to promote the success of our business. No awards were made to any Named Executive Officers in 2019 under the 2019 Plan.

Other Compensation. The Company’s named executive officers participate in other employee benefit plans generally available to all employees, including the following:

•	The Bank maintains a 401(k) plan, a tax-qualified defined contribution retirement plan, and contributes, on behalf of each participating employee, a matching contribution of 50% of salary contributed by an employee, on a pre-tax basis, to the 401(k) plan, up to 6% of each participant’s salary. The Bank’s plan also allows a non-matching profit sharing contribution to be determined at the discretion of the Board of Directors.
•	The Bank maintains the ESOP for employees of the Bank and its subsidiaries. The ESOP provides an opportunity for the employees of the Bank to become stockholders of the Company and thus provide them with a greater financial interest in the success of the Bank. In addition, the ESOP assists the Bank in attracting and retaining capable personnel. As of December 31, 2019, a total of 539,409 shares of the Company’s common stock were owned by the ESOP, of which 492,029 shares were allocated to employees.

In addition, our executive officers receive modest benefits, including health insurance; however, the Compensation Committee in its discretion may revise, amend or add to the officers’ benefits if it deems it advisable. The Compensation Committee believes these benefits are currently at or slightly below median competitive levels for comparable companies. The Compensation Committee has no current plans to make changes to the levels of benefits provided.

Employment Agreement with Vance W. Adkins

Mr. Adkins, Executive Vice President and Chief Financial Officer, is employed by the Company pursuant to an employment agreement effective as of September 16, 2019. The employment agreement has an initial one-year term. The term will extend automatically for an additional year every anniversary of the effective date of the agreement unless either the Company, the Bank or Mr. Adkins gives notice no later than 90 days prior to the end of the initial term or 30 days prior to the end of an additional term that the term will not be renewed.

The employment agreement specifies Mr. Adkins’s base salary will not be less than $240,000 per year. In addition to the base salary, the agreement provides that Mr. Adkins will be eligible to participate in any bonus or equity plan or arrangement of the Bank in which senior management is eligible to participate. Mr. Adkins is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of the Bank and the reimbursement of reasonable travel and other business expenses incurred in the performance of his duties with the Bank.

The Company and the Bank may terminate the executive’s employment, and Mr. Adkins may resign, at any time with or without good reason. In the event of Mr. Adkins’s (1) termination without cause other than due to death or disability, or (2) voluntary resignation for good reason (a “qualifying termination event”), the Bank would pay Mr. Adkins a cash lump sum payment equal to three months base salary if the qualifying termination event occurs during executive’s first year of employment or six months base salary if the qualifying termination event occurs after the executive’s first year of employment. In addition, Mr. Adkins would receive medical, dental and vision insurance coverage under the Bank’s group health plan or comparable coverage for 12 months following the qualifying termination event. A “good reason” condition for purposes of the employment agreement would include a material reduction in base salary, a material reduction in authority, duties or responsibilities associated with Mr. Adkins’s position with the Company and the Bank, a relocation of Mr. Adkins’s primary place of employment by more than 50 miles from the Bank’s headquarters or a material breach of the employment agreement by the Company or the Bank.

In the event Mr. Adkins’s qualifying termination event occurs within one year after a change in control of the Company or the Bank, Mr. Adkins would be entitled to (in lieu of the payments and benefits described in the previous paragraph): (1) a severance payment equal to 12 months of executive’s base salary if the change in control occurs within the executive’s first year of employment; or (2) a severance payment equal to 18 months of executive’s base salary if the change in control occurs after the executive’s first year of employment. Such payment will be made in 36 equal semi-monthly installments. In addition, the Bank (or its successor) will make a cash lump sum payment equal to the product of 12 times the monthly rate of the Bank’s subsidy for medical, dental and vision insurance coverage for comparable active employees in effect on the date of termination. Notwithstanding the foregoing, the payments required under the employment agreement will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

The employment agreement would immediately terminate upon the earlier of Mr. Adkins’s voluntary resignation without good reason or termination for cause, and the Company and the Bank would have no obligation to pay any additional severance benefits to Mr. Adkins under the employment agreement.

Upon termination of employment, Mr. Adkins will be required to adhere to one-year non-competition and non-solicitation restrictions as set forth in his employment agreement.

Change in Control Agreements with Executive Officers

On December 30, 2019, the Company and the Bank entered into a change in control agreement with Alan J. Hyatt, President and Chief Executive Officer.  The agreement has an initial one-year term which will automatically renew for an additional year unless either the Company, the Bank or Mr. Hyatt provides written notice that the term will not be renewed at least sixty (60) days prior to the end of the initial term or extended term of the agreement.

Under the agreement, if within twelve (12) months following a change in control (as defined in the agreement), Mr. Hyatt’s employment is terminated without cause (as defined in the agreement) or Mr. Hyatt terminates his employment for good reason (as defined in the agreement), the Company or its successor will pay Mr. Hyatt a payment in an amount equal to the sum of (i) eighteen (18) months of Mr. Hyatt’s base salary that is in effect at the time immediately preceding the termination of Mr. Hyatt’s employment, or if higher, the base salary in effect immediately prior to a change in control and (ii) the amount of the bonus paid to Mr. Hyatt for the preceding calendar year, or if higher, the amount of the bonus paid to Mr. Hyatt for the calendar year preceding the change in control. Such payment will be paid in a lump sum within ten (10) days of the termination of Mr. Hyatt’s employment. Notwithstanding the foregoing, the payment required under the agreement will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

On December 30, 2019, the Company and the Bank entered into a change in control agreement with Alan Lancaster, Executive Vice President and Chief Credit Officer.  The agreement has an initial one-year term which will automatically renew for an additional year unless either the Company, the Bank or Mr. Lancaster provides written notice that the term will not be renewed at least sixty (60) days prior to the end of the initial term or extended term of the agreement.

Under the agreement, if within twelve (12) months following a change in control (as defined in the agreement), Mr. Lancaster’s employment is terminated without cause (as defined in the agreement) or Mr. Lancaster terminates his employment for good reason (as defined in the agreement), the Company or its successor will pay Mr. Lancaster a payment in an amount equal to the sum of (i) eighteen (18) months of Mr. Lancaster’s base salary that is in effect at the time immediately preceding the termination of Mr. Lancaster’s employment, or if higher, the base salary in effect immediately prior to a change in control and (ii) the amount of the bonus paid to Mr. Lancaster for the preceding calendar year, or if higher, the amount of the bonus paid to Mr. Lancaster for the calendar year preceding the change in control. Such payment will be paid in a lump sum within ten (10) days of the termination of Mr. Lancaster’s employment. Notwithstanding the foregoing, the payment required under the agreement will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

On December 30, 2019, the Company and the Bank entered into a change in control agreement with Erik M. Chick, Executive Vice President and Chief Lending Officer.  The agreement has an initial one-year term which will automatically renew for an additional year unless either the Company, the Bank or Mr. Chick provides written notice that the term will not be renewed at least sixty (60) days prior to the end of the initial term or extended term of the agreement.

Under the agreement, if within twelve (12) months following a change in control (as defined in the agreement), Mr. Chick’s employment is terminated without cause (as defined in the agreement) or Mr. Chick terminates his employment for good reason (as defined in the agreement), the Company or its successor will pay Mr. Chick a payment in an amount equal to the sum of (i) twelve (12) months of Mr. Chick’s base salary that is in effect at the time immediately preceding the termination of Mr. Chick’s employment, or if higher, the base salary in effect immediately prior to a change in control and (ii) the amount of the bonus paid to Mr. Chick for the preceding calendar year, or if higher, the amount of the bonus paid to Mr. Chick for the calendar year preceding the change in control. Such payment will be paid in a lump sum within ten (10) days of the termination of Mr. Chick’s employment. Notwithstanding the foregoing, the payment required under the agreement will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

Determination of Executive Compensation

Traditionally, the Compensation Committee reviews our executive compensation program in November of each year, although decisions in connection with new hires and promotions are made on an as-needed basis. As part of the review process, each executive provides input into the performance of the Company and the performance of each executive officer, including himself. However, no executive officer participates in the Compensation Committee’s deliberations or decisions. Each executive’s current and prior compensation is considered in setting future compensation. In addition, the Compensation Committee performs an informal survey of area companies and banks and reviews the compensation practices of the surveyed companies. To some extent, the compensation plan (base salary, bonus and long-term incentive program) contains elements similar to those used by many companies; however, our additional emphasis on fair treatment of all employees requires that we set executive salaries at levels that do not impede our ability to compete for quality employees. The exact salary, annual bonus and stock award grants are chosen in an attempt to balance our competing objectives of fairness to all employees and attracting and retaining executive officers.

Summary Compensation Table

The following table sets forth information regarding compensation earned by the Company’s Chief Executive Officer and the other two most highly compensated executive officers that received total compensation of $100,000 or more during the past year ("named executive officers").

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus(1)	Option Awards		All Other Compensation(3)	Total
Alan J. Hyatt	2019	$437,115	$64,890	S	—	$5,923	$507,928
President and Chief Executive	2018	$422,764	$84,000		$—	$7,987	$514,751
Officer
Eric M. Keitz(2)	2019	$252,923	$—		$—	$13,443	$266,366
Executive Vice-President and Chief Operating Officer	2018	$221,154	$4,000		$—	$9,050	$274,204
Erik M. Chick	2019	$196,964	$83,715		$—	$22,963	$303,642
Executive Vice-President and Chief Lending Officer

(1)	Amounts reflect compensation for services rendered in year indicated.
(2)	Mr. Keitz resigned from his position with the Company on December 31, 2019.
(3)	All other compensation for 2019 consisted of the following elements:

Name and Principal Position	Year	Health Care Contribution(a)	401 (k) Matching Contribution(b)	ESOP Plan(c)	Total
Alan J. Hyatt	2019	$—	$2,999	$2,924	$5,923
President and Chief Executive
Officer
Eric M. Keitz	2019	$7,176	$3,626	$2,641	$13,443
Executive Vice President and Chief Operating Officer
Erik M. Chick	2019	$12,933	$7,181	$2,849	$22,963
Executive Vice-President and
Chief Lending Officer

(a)	Amounts reflect contributions made by the Company for the executive’s health insurance premiums inexcess of the amounts the Company would otherwise contribute to employees in general.
(b)	Amounts reflect matching contributions made by the Company to the executive’s 401(k) plan.
(c)	Amounts reflect contributions by the Company to the executive’s ESOP account in 2019 for 2018 plan year. Amounts to be contributed by the Company to the executive’s ESOP account for 2019 plan year have not yet been determined and are expected to be determined during the second quarter of 2020. The value reported is based a closing price of the Company’s stock of $9.31 as of December 31, 2019.

Outstanding Equity Awards at Year-End Table

The following table includes certain information with respect to the value of all unexercised options awarded to the named executive officers listed in the Summary Compensation Table as of December 31, 2019:

Outstanding Equity Awards at Year End 2019

		Option Awards
Name and Principal Position	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration
Alan J. Hyatt	12/23/14	15,000	—	(1)	$4.980	12/23/20
President and Chief Executive Officer	12/22/15	16,000	4,000	(2)	$6.330	12/22/21
	11/22/16	12,000	8,000	(3)	$7.480	11/22/22
	12/19/17	8,000	12,000	(4)	$7.810	12/19/23
Eric M. Keitz	12/22/15	1,600	400	(2)	$5.750	12/22/21
Executive Vice-President and	11/22/16	1,200	800	(3)	$6.800	11/22/22
Chief Operating Officer	8/23/17	8,000	12,000	(5)	$7.100	8/23/23
	12/19/17	1,600	2,400	(4)	$7.100	12/19/23

(1)	The options vest in five equal annual installments of 20% upon each of the first five anniversaries of the date of the grant on December 23, 2014.
(2)	The options vest in five equal annual installments of 20% upon each of the first five anniversaries of the date of the grant on December 22, 2015.
(3)	The options vest in five equal annual installments of 20% upon each of the first five anniversaries of the date of the grant on November 22, 2016.
(4)	The options vest in five equal annual installments of 20% upon each of the first five anniversaries of the date of the grant on December 19, 2017.
(5)	The options vest in five equal annual installments of 20% upon each of the first five anniversaries of the date of the grant on August 23, 2017.

Director Compensation

For 2019, non-employee directors of the Company received a fee of $750 per attended meeting and non-employee directors of the Bank received $1,550 per attended meeting. Each director of the Company is also a director of the Bank. Meetings of the directors of the Company are held immediately before or after meetings of the directors of the Bank. In addition, each non-employee member of a committee of the Board of Directors received a fee for committee meetings attended in 2019 as follows:

$880 per Compensation Committee meeting; $200 per Loan Committee meeting; $800 per Corporate Governance Committee meeting; and $880 per Audit and Examining Committee meeting. The Chairman of each committee received an additional $270 per meeting. Additionally, the Audit Committee Chairman receives a $1,000 monthly fee. A total of $252,540 was paid as directors’ fees and committee fees for the Company and the Bank in 2019.

The Board of Directors decided that for 2020, there would be no change in any of the fees payable to non-employee directors described above. The following table sets forth a summary of the compensation the Company paid to our non- employee directors in 2019:

Director Compensation for 2019
Name	Fees earned or paid in cash(1)	Option Awards (3)	All Other Compensation	Total

Raymond S. Crosby	$34,560	—	—	$34,560
James H. Johnson, Jr.	$36,370	—	—	$36,370
David S. Jones	$31,400	—	—	$31,400
John A. Lamon III	$40,780	—	—	$40,780
Albert W. Shields (2)	$13,720	—	—	$13,720
Mary Kathleen Sulick	$48,450	—	—	$48,450
Konrad M. Wayson	$37,960	—	—	$37,960

(1)	Amounts reflect compensation for services rendered in 2019.
(2)	Mr. Shields’ term expired at the 2019 annual meeting.
(3)	As of December 31, 2019, each non-employee director had the following outstanding stock option awards:

Name	Option Awards
Raymond S. Crosby	6,000
James H. Johnson, Jr.	5,200
David S. Jones	6,000
John A. Lamon III	6,000
Albert W. Shields	3,600
Mary Kathleen Sulick	—
Konrad M. Wayson	3,600

Certain Transactions with Related Persons

Alan J. Hyatt, who is an affiliated person by virtue of his stock ownership and positions as director and President and Chief Executive Officer of the Company and the Bank, is a partner of the law firm of Hyatt & Weber, P.A., which serves as general counsel to the Company and the Bank. The law firm of Hyatt & Weber, P.A. received fees in the amount of $149,520 and $157,867 for services rendered to the Company and to the Bank and its subsidiaries for the years ended December 31, 2019 and 2018, respectively. The law firm received $121,863 and $216,519 in fees from borrowers who obtained loans from the Bank for the year ended December 31, 2019 and 2018, respectively. Mr. Hyatt’s interest in these fees is not determinable.

During January, 2007, Hyatt & Weber, P.A. entered into a five year lease agreement with HS West, LLC, a wholly owned subsidiary of the Company to lease office space from the Company. The term of the lease was five years with the option to renew the lease for three additional five-year terms. The monthly lease payment is $20,056, which increases 2% annually beginning with the third anniversary of the lease. The second option to renew was exercised in January 2017. The lease payment for 2020 will be $24,448 per month. Total rental income received by the Company during 2019 and 2018 was $287,626 and $281,065, respectively. In addition, Hyatt & Weber, P.A. reimburses the Company for its share of common area maintenance and utilities. The total reimbursement for 2019 and 2018 was $134,085 and $145,225, respectively.

The Bank has, and expects to continue to have, loan and other banking transactions (including, but not limited to, checking, savings and time deposits) with certain of its directors, nominees for director, officers, certain of their immediate family members and certain corporations or organizations with which they are affiliated. All such loan and other banking transactions (i) have not been classified as nonaccrual, past due, restructured or potential problems, (ii) were made in the ordinary course of business, (iii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to us, and (iv) did not involve more than the normal risk of collectability or present other unfavorable features.

The Company has adopted written policies and procedures regarding approval of transactions between the Company and any employee, officer, director and certain of their family members and other related persons required to be reported under Item 404 of Regulation S-K. Under these policies, a majority of the disinterested members of the Audit and Examining Committee must approve any transaction between the Company and any related party that involves more than $10,000. If a majority of the members of the Audit and Examining Committee are interested in the proposed transaction, then the transaction must be approved by a majority of the disinterested members of the Board (excluding directors who are employees of the Company). The Chair of the Audit and Examining Committee has the delegated authority to pre-approve or ratify (as applicable) any related party transaction in which the aggregate amount involved is expected to be less than $120,000. In determining whether to approve or ratify a related party transaction, the Audit and Examining Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Audit and Examining Committee ratified each of the transactions described above and approved the continuation of such transactions for the current year on substantially the same terms and conditions.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

FOR INCLUSION IN PROXY STATEMENT

Any proposal that a Company stockholder wishes to have included in the Company’s proxy statement and form of proxy relating to the Company’s 2021 Annual Meeting of Stockholders under Rule 14a-8 of the Securities Exchange Act of 1934, as amended must be received by the Company’s Secretary at Severn Bancorp, Inc., 200 Westgate Circle, Suite 200, Annapolis, Maryland 21401 on or before December 4, 2020. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time, including Rule 14a-8.

In addition, stockholders are notified that the deadline for providing the Company timely notice of any stockholder proposal submitted outside of the Rule 14a-8 process for consideration at the Company’s 2021 Annual Meeting of Stockholders is 60 days prior to the 2021 Annual Meeting of Stockholders. For example, assuming that the 2021 Annual Meeting is held on May 6, 2021, then the notice would be due on or before March 7, 2021. With respect to any proposal which the Company does not have notice of on or prior to such 60 day notice period, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2021 Annual Meeting of Stockholders to vote on such proposal.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2019 accompanies this Proxy Statement.

Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the exhibits thereto required to be filed with the SEC under the Securities Exchange Act of 1934. Such written request should be directed to:

Andrea E. Colender

Secretary

Severn Bancorp, Inc.

200 Westgate Circle, Suite 200

Annapolis, Maryland 21401

The Form 10-K is not part of the proxy solicitation materials.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, certain officers and persons who own more than 10% of its common stock, to file with the Securities and Exchange Commission initial reports of ownership of the Company’s equity securities and to all subsequent reports when there are changes in such ownership. Based on a review of reports submitted to the Company, the Company believes that during the year ended December 31, 2019 all Section 16(a) filing requirements applicable to the Company’s officers, directors, and more than 10% owners were complied with on a timely basis.

COMMUNICATIONS WITH DIRECTORS

If any stockholder wishes to communicate with a member of the Board of Directors, the stockholder may communicate in writing to 200 Westgate Circle, Suite 200, Annapolis, Maryland 21401, attention: Andrea E. Colender, via first class mail, or by facsimile at (410) 260-2059. All communications received by Ms. Colender will be distributed to all members of the Board of Directors. Stockholders may also speak with the directors who attend the Annual Meeting.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not know of any other matters to be presented for action by the Stockholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting: (i) matters which the Company did not receive notice by March 8, 2020 were to be presented at the Annual Meeting; (ii) approval of the minutes of a prior meeting of the stockholders, if such approval does not amount to ratification of the action taken at the Annual Meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of the proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Annual Meeting.

By order of the Board of Directors

/s/Andrea E. Colender
Andrea E. Colender
Secretary

Annapolis, Maryland

April 10, 2020

Severn Bancorp, Inc.

VOTE

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Sign up for electronic delivery at www.investorvote.com/SVBI • IF VOTING BY MAIL SIGN DETACH AND RETURN THEBOTTOM PORTION IN THEENCLOSED ENVELOPE. • For a three-year term: 1. Election of Directors: For Withhold + 01 -David S. Jones 02 -John A. Lamon III 03 -Konrad M. Wayson For a two-year term: 04 -Dale Shields 4. An advisory vote on whether the say-on-pay vote should occur once every one year every two years or every three years referred to as “say-on-frequency ” as more fully described in the accompanying Proxy Statement. 1 Year 2. The ratification of the appointment of Yount Hyde & Bourbor P.C. as independent registered public accounting firm for the year ending December 31 2020. 2 Years 3 Years Abstain For Against Abstain 3. The approval of a non-binding advisory vote on the Company’s executive compensation referred to as “say-on-pay ” as more fully described in the accompanying Proxy Statement. For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney executor administrator corporate officer trustee guardian or custodian please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE C 1234567890 J N T 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 458994 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM + 038B4E The 2020 Annual Meeting of Stockholders of Severn Bancorp Inc. will be held on Thursday May 7 2020 9:30 AM Local Time virtually via the internet at www.meetingcenter.io/291281126. To access the virtual meeting you must havethe information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — SVBI2020. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is availableat: www.investorvote.com/SVBI Small steps make an impact. Help the environment by consenting to receive electronic delivery sign up at www.investorvote.com/SVBI • IF VOTING BY MAIL SIGN DETACH AND RETURN THEBOTTOM PORTION IN THEENCLOSED ENVELOPE. • REVOCABLE PROXY — SEVERN BANCORP INC. + THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEVERN BANCORP INC. (THE “COMPANY") FOR THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD ON MAY 7 2020 (THE “MEETING”). The undersigned hereby appoints Vance Adkins and Andrea Colender or his/her designee with full power of substitution to act as attorney and proxy for the undersigned to represent and to vote as designated below all shares of common stock of the Company which the undersigned is entitled to vote at the Meeting and at any postponement or adjournment thereof with all powers the undersigned would possess if personally present. This proxy when properly completed and executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL OF THE NOMINEES SPECIFIED IN PROPOSAL 1 AND “FOR” APPROVAL OF PROPOSALS 2 AND 3 AND FOR EVERY “3 YEARS” ON PROPOSAL 4. In addition this proxy will be voted at the discretion of the proxy holder(s) upon any other matter that may properly come before the Meeting as described in the Proxy Statement. Should the signatory(ies) be present and elect to vote at the Meeting or at any postponements or adjournments thereof and after notification to the Secretary of the Company at the Meeting of such person’s decision to terminate this proxy the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The signatory(ies) may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy. The signatory(ies) acknowledge(s) receipt from the Company prior to the execution of this proxy of the Notice of the Meeting the Proxy Statement dated April 10 2020 and the Annual Report to Stockholders for the year ended December 31 2019. PLEASE COMPLETE DATE SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Change of Address — Please print new address below. Comments — Please print your comments below. +